                                                                    EXHIBIT 10.1

                               VOTING AGREEMENT


          VOTING AGREEMENT (this "Voting Agreement"), dated as of May 15, 2000 by and among E*OFFERING CORP., a corporation organized under the laws of the State of California (the "Company"), and certain stockholders of WIT CAPITAL GROUP, INC. ("Parent") set forth on the signature pages hereof (each individually a "Securityholder," and collectively, the "Securityholders").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, concurrently with the execution and delivery of this Voting Agreement, an Agreement and Plan of Merger (the "Merger Agreement") is being entered into by and among Parent, Wit SoundView Corporation, a corporation organized under the laws of the State of Delaware ("Merger Sub"), and the Company, pursuant to which the Company will be merged with and into Merger Sub (the "Merger"); and

          WHEREAS, as a condition to, and in consideration for the Company's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Company has required that the Securityholders enter into this Voting Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

          1.   Definitions.  For purposes of this Voting Agreement:
               -----------

               (a) "Beneficially Own" or "Beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that such beneficial ownership shall be limited to securities (not including those that the Person (as defined in the Exchange Act) has a right to acquire within 60 days unless so acquired) over which such Person has sole or shared voting power. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and over which such Person has sole or shared voting power.

               (b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

          2.   Agreements
               ----------

               (a)  Voting Agreement.  Each Securityholder shall, at any meeting
                    ----------------
of the Securityholders of Parent, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the Securityholders of Parent, or in connection with any written consent of the Securityholders of Parent, vote all shares of Parent Capital Stock Beneficially Owned by such
Securityholder: (i) to approve the Merger, the Merger Agreement and the transactions contemplated thereby and the taking of any actions proposed by Parent's Board of Directors necessary or appropriate in furtherance thereof; and
(ii) against any action, proposal or agreement that would delay, impede, frustrate, prevent or nullify this Voting Agreement or the Merger Agreement, or result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or which would delay, impede, frustrate, prevent or nullify the fulfillment of any of the conditions set forth in Article IX of the Merger Agreement or result in any change in the composition of Parent Board of Directors without the prior written consent of the Company.

               (b)  No Inconsistent Arrangements.  Each Securityholder hereby
                    ----------------------------
covenants and agrees that it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Securityholder's shares of Parent Capital Stock, or any interest therein in a manner inconsistent with the continued validity of this Voting Agreement and the irrevocable proxy granted pursuant hereto, unless each Person to which any such shares of Parent Capital Stock, or any interest therein, is or may be transferred shall have (A) executed a counterpart of this Voting Agreement; and (B) agreed to hold such shares of Capital Stock (or interest in such shares) subject to all terms and provisions of this Voting Agreement; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares of Parent Capital Stock or any interest therein in a manner inconsistent with the continued validity of this Voting Agreement and the irrevocable proxy granted pursuant hereto, unless each Person to which any such shares of Parent Capital Stock, or any interest therein, is or may be transferred shall have (A) executed a counterpart of this Voting Agreement; and (B) agreed to hold such shares of Parent Capital Stock (or interest in such shares) subject to all terms and provisions of this Voting Agreement, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such shares of Parent Capital Stock in a manner inconsistent with the continued validity of this Voting Agreement and the irrevocable proxy granted pursuant hereto, (iv) deposit such shares of Parent Capital Stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares of Parent Capital Stock in a manner inconsistent with the continued validity of this Voting Agreement and the irrevocable proxy granted pursuant hereto, or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement; provided that this subsection 2(b)(v) does not apply to a Securityholder acting in his or her capacity as a director of Parent.

               (c)  Grant of Irrevocable Proxy; Appointment of Proxies. (i) Each
                    --------------------------------------------------
Securityholder hereby irrevocably grants to, and appoints, Steven King and Thomas Bevilacqua, or either of them, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company and each of them individually, such Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Securityholder, to vote or give written consent with respect to all of such Securityholder's shares of Parent Capital Stock (A) in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement, and (B) in favor of the taking by Parent of all other actions proposed by Parent's Board of Directors necessary or appropriate to give effect to the intent of this Section 2(c), (C) against any action, proposal or agreement that would have the effect of delaying, impeding, frustrating, preventing or nullifying this Voting Agreement or the Merger Agreement, or result in a breach in any material respect of any covenant, agreement, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or which would delay, impede, frustrate, prevent or nullify the fulfillment of any of the conditions set forth in Article IX of the Merger Agreement or result in change in the composition of Parent Board of Directors without the prior written consent of the Company.

                    (i) Each Securityholder represents that any proxies heretofore given in respect of such Securityholder's shares of Parent Capital Stock

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are not irrevocable, and that any such proxies inconsistent with paragraph (c)
above are, to the extent of such inconsistency, hereby revoked.

                    (ii) Each Securityholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Securityholder's execution and delivery of this Voting Agreement. Each Securityholder hereby affirms that the irrevocable proxy set forth in this
Section 2(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Securityholder under this Voting Agreement. Each Securityholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked. Each Securityholder hereby affirms that such irrevocable proxy shall survive such Securityholder's death, incapacity or incompetence. Each Securityholder hereby ratifies and confirms all that each such proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Delaware Law and California Law.

               (d)  No Solicitation.  Each Securityholder hereby agrees, in such
                    ---------------
Securityholder's capacity as a stockholder of Parent, that neither such Securityholder nor any of such Securityholder's Affiliates shall (and such Securityholder shall use such Securityholder's reasonable best efforts to instruct its officers, directors and employees, if any, and its representatives and agents not to, and to permit any of them to), directly or indirectly, knowingly encourage, solicit, participate in or initiate discussions or negotiations with, or knowingly provide any non-public information to, any Person (other than Parent, any of its Affiliates or representatives) concerning any Acquisition Proposal.

          3.   Representations and Warranties of the Securityholder.  Each
               ----------------------------------------------------
Securityholder, severally and not jointly, hereby represents and warrants to the Company as follows, except as set forth in the Disclosure Schedule, if any, prepared and signed by the such Securityholder and delivered to Parent prior to the execution hereof:

               (a)  Ownership of Securities.  Such Securityholder is the record
                    -----------------------
and Beneficial Owner of the number of shares of Parent Common Stock and Series B Preferred Stock set forth opposite such Securityholder's name on Schedule B attached (the "Existing Securities"). On the date hereof, the Existing Securities (i) assuming the accuracy of the representations and warranties made by Parent in

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Section 7.3 of the Merger Agreement, constitute the percentage of the total number of shares of Parent Common Stock and Series B Preferred Stock issued and outstanding as of the date hereof as set forth opposite such Securityholder's name on Schedule B attached, and (ii) constitute all of the shares of Parent Common Stock, Series A Preferred Stock and Series B Preferred Stock held of record or Beneficially Owned by such Securityholder. Each Securityholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

               (b)  Power; Binding Agreement.  Such Securityholder has the legal
                    ------------------------
capacity, power and authority to enter into and perform all of such Securityholder's obligations under this Voting Agreement. The execution, delivery and performance of this Voting Agreement by such Securityholder will not violate any other agreement to which such Securityholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, transfer restriction agreement, sale agreement or voting trust. This Voting Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and binding agreement of such Securityholder, enforceable against such Securityholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Securityholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by such Securityholder of the transactions contemplated hereby.

          4.   Stop Transfer.   Each Securityholder shall not request that
               --------------
Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of its, his or her Existing Securities, unless such transfer is made in compliance with this Voting Agreement. In the event of any conversion of any Class 1 Series A Junior Participating Preferred Stock, Class 2 Series A Junior Participating Preferred Stock and Series B Preferred Stock included in any Securityholder's Existing Securities into Parent Common Stock, such shares of Parent Common Stock shall also constitute Existing Securities of such Securityholder. In the event any Securityholder exercises any options or other rights to acquire Parent Capital Stock, such Parent Capital Stock shall be added to such Securityholders' Existing Securities. In the event of any dividend or distribution

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consisting of securities, or any change in the capital structure of Parent by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed or exchanged.

          5.   Termination.  The representations, warranties, covenants,
               -----------
agreements and proxy contained herein shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article XI thereof or (ii) the consummation of the transactions contemplated by the Merger Agreement.

          6.   Miscellaneous.
               -------------

               (a)  Specific Performance.  Each Securityholder recognizes and
                    --------------------
agrees that if for any reason any of the provisions of this Voting Agreement are not performed by such Securityholder in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to for which money damages would not be an adequate remedy. Accordingly, the Securityholder agrees that, in addition to any other available remedies, the Company shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Voting Agreement without the necessity of the Company posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Voting Agreement, such Securityholder will not allege, and the Securityholder hereby waives the defense, that there is an adequate remedy at law.

               (b)  Severability. Any term or provision of this Voting Agreement
                    ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Voting Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

               (c)  Attorneys' Fees.  If any action at law or equity, including
                    ---------------
an action for declaratory relief, is brought to enforce or interpret any provision of this Voting Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

               (d)  GOVERNING LAW.  THIS VOTING AGREEMENT SHALL BE GOVERNED BY
                    -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

               (e)  Entire Agreement.  This Voting Agreement constitutes the
                    ----------------
entire agreement among the parties with respect to the subject matter of this Voting Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

               (f)  Consent to Jurisdiction, Etc.  Each of the parties hereto
                    ----------------------------
irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, the Northern District of California or in any New York or California State Court sitting in such district and having subject matter jurisdiction over such matters, and each of the parties hereto consents and agrees to personal jurisdiction and waives
any objection as to the venue of such courts for purposes of such action.   The
parties to this Voting Agreement agree to waive any right to jury trial as to all disputes and any right to seek punitive or consequential damages.

               (g)  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt by delivery in person, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

     If to a Securityholder, see Schedule A attached.

     If to the Company:

               E*OFFERING Corp.
               Steuart Street Tower, 4th Floor
               One Market Street
               San Francisco, California 94105
               Facsimile: (415) 618-6202
               Attention: Steven R. King
                          President

               with copies to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304
               Facsimile: (650) 461-5380
               Attention: Alan K. Austin, Esq.

               and

               Brobeck Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, California 94303
               Facsimile: (650) 466-2885
               Attention: Curtis L. Mo, Esq.

          If to Parent, to:

               Wit Capital Group, Inc.
               826 Broadway
               New York, New York 10003
               Facsimile: (212) 253-5289
               Attention: Ronald Readmond
                          Vice Chairman, Co-Chief Executive Officer and
                          President
               with copies to:

               Wit Capital Group, Inc.
               826 Broadway
               New York, New York 10003
               Facsimile: (212) 253-5289
               Attention: Lloyd H. Feller, Esq.
                          Senior Vice-President and Co-General Counsel

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036
               Facsimile: (212) 735-2000
               Attn:  Richard T. Prins, Esq.

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               525 University Avenue, Suite 220
               Palo Alto, California 94301
               Facsimile: (650) 470-4570
               Attention: Kenton J. King, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               (h)  Descriptive Headings; Interpretation.  The descriptive
                    ------------------------------------
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Voting Agreement.

               (i)  Assignment; Binding Agreement.  This Voting Agreement shall
                    -----------------------------
inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Nothing in this Voting Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Voting Agreement or any part hereof. Neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Securityholder without the prior written consent of the Company or by the Company without the prior written consent of each Securityholder party hereto.

               (j)  Amendment, Modification and Waiver.  This Voting Agreement
                    ----------------------------------
may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

               (k)  Counterparts.  This Voting Agreement may be executed in two
                    ------------
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have hereunto executed this Voting Agreement as of May 15, 2000.


                              E*OFFERING CORP.



                              By: /s/ Steven R. King
                                 ------------------------
                              Name:  Steven R. King
                              Title: President

                                  SCHEDULE A

                           Securityholder Addresses
                           ------------------------


Russell Crabs                           Capital Z Financial Services
Private Fund                            Private Fund II
22 Gatehouse Road                       54 Thompson Street
Stamford, Connecticut 06902             New York, New York 10012

Andrew Klein
826 Broadway
7th Floor
New York, New York 10003

Bob Lessin
826 Broadway
7th Floor
New York, New York 10003

Ronald Readmond
826 Broadway
7th Floor
New York, New York 10003

Mark Loehr
826 Broadway
7th Floor
New York, New York 10003

Capital Z Financial Fund II Ltd.
54 Thompson Street
New York, New York 10012

                                SECURITYHOLDERS


                                             /s/ Russell Crabs
                                             ---------------------------
                                                 Russell Crabs

                                             /s/ Andrew Klein
                                             ---------------------------
                                                 Andrew Klein

                                             /s/ Bob Lessin
                                             ---------------------------
                                                 Bob Lessin

                                             /s/ Ronald Readmond
                                             ---------------------------
                                                 Ronald Readmond

                                             /s/ Mark Loehr
                                             ---------------------------
                                                 Mark Loehr

                                             /s/ Steven Gluckstern
                                             ---------------------------
                                                 Steven Gluckstern

                                             /s/ Steven Gluckstern
                                             ---------------------------
                                                 Steven Gluckstern

                                  SCHEDULE B

                              Existing Securities
                              -------------------


                                  (A)                                               Options
                           Beneficial Stock          (B)                            Vesting
          Holder                 Owned           Vested Options      (A) + (B)     6/30/2000
------------------------   ----------------    -------------------   ----------   ------------
Crabs, Russell                 1,634,707             237,120          1,871,827      37,248

Klein, Andrew                  4,179,537                   -          4,179,537           -

Lessin, Bob                    4,741,865              12,500          4,754,365      12,500

Readmond, Ron                  1,682,000             140,000          1,822,000     158,334

Loehr, Mark                      885,000               6,250            891,250       6,250

Capital Z Financial           11,616,549                   -         11,616,549           -
 Services Fund II

Capital Z Financial               50,117                   -             50,117           -
 Services Private Fund II